UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas

(Address of principal executive office) (Zip Code)

(713) 585-2900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 4, 2018, Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”), and Westlake Chemical Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may offer and sell, from time to time, through or to the Managers, common units representing limited partner interests in the Partnership of up to an aggregate offering amount of $50,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, to or through a market maker or directly on or through an electronic communication network, in block transactions or as otherwise agreed with the Managers.

Under the terms of the Agreement, the Partnership may also sell the Common Units to one or more of the Managers as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Common Units to a Manager as principal will be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Common Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-216617).

The Agreement contains customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the Managers, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

Certain of the Managers and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for us and our affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated October 4, 2018, by and among Westlake Chemical Partners LP, Westlake Chemical Partners GP LLC, UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

Dated October 4, 2018	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington
Vice President, General Counsel and Secretary

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